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                                                                    EXHIBIT 23.1


                          INDEPENDENT AUDITORS' CONSENT


We have issued our report dated January 29, 2002, accompanying the financial statements of GBC Bancorp, Inc. as of and for the year ended December 31, 2001, contained in the Form 10-KSB for the year ended December 31, 2001. We consent to the use of the aforementioned report in the Form 10-KSB for the year ended December 31, 2001.

                                                      /s/ MAULDIN & JENKINS, LLC



Atlanta, Georgia
March 29, 2002